Exhibit 32
MASCO CORPORATION
Certification Required by Rule 13a-14(b) or 15d-14(b)
of the Securities Exchange Act of 1934 and
Section 1350 of Chapter 63 of Title 18 of the
United States Code

 The certification set forth below is being submitted in connection with the Masco Corporation Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Keith J. Allman, the President and Chief Executive Officer, and John G. Sznewajs, the Vice President, Chief Financial Officer, of Masco Corporation, each certifies that, to the best of his knowledge:

1.            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Masco Corporation.

Date:	April 26, 2023	/s/ Keith J. Allman
		Name:	Keith J. Allman
		Title:	President and Chief Executive Officer
Date:	April 26, 2023	/s/ John G. Sznewajs
		Name:	John G. Sznewajs
		Title:	Vice President, Chief Financial Officer

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